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                                                                    EXHIBIT 23.1


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-82726) and related Prospectus of ISTA Pharmaceuticals, Inc. for the registration of 845,665 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2002, with respect to the consolidated financial statements of ISTA Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

San Diego, California
March 28, 2002